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                                                            EXHIBIT NO. 99.10(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 22-34502 on Form N-1A of our report dated December 9, 1998, on the financial statements and financial highlights of MFS Global Total Return Fund, MFS Utilities Fund and MFS Global Equity Fund, each a series of MFS Series Trust VI, included in each Fund's 1998 Annual Report to Shareholders.



                                                     ERNST & YOUNG LLP
                                                     ---------------------
                                                     Ernst & Young LLP

Boston, Massachusetts
December 28, 1998